[Kilpatrick Townsend & Stockton LLP Letterhead]

February 22, 2011

North Penn Bancorp, Inc.
216 Adams Avenue
Scranton, Pennsylvania 18503

Ladies and Gentlemen:

We have acted as counsel to North Penn Bancorp, Inc., a Pennsylvania corporation (“North Penn”), in connection with the planned merger of North Penn with and into Norwood Financial Corp., a Pennsylvania corporation (“Norwood Financial”) (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Agreement”), dated as of December 14, 2010, by and among Norwood Financial, Wayne Bank, North Penn and North Penn Bank, as described in the proxy statement and other proxy solicitation materials of North Penn, and the prospectus of Norwood Financial constituting a part thereof (the “Proxy Statement-Prospectus”), which is part of the registration statement on Form S-4 filed by Norwood Financial on or about the date hereof (the “Registration Statement”) in connection with the Merger.

We hereby confirm to you that, in our opinion, insofar as they purport to describe provisions of United States federal income tax law applicable to holders of North Penn common stock that exchange their North Penn common stock for cash and Norwood Financial common stock, solely for Norwood Financial common stock, or solely for cash, in each case pursuant to the Agreement, the statements set forth under the heading “The Merger – Material United States Federal Income Tax Consequences of the Merger” in the Proxy Statement-Prospectus included in the Registration Statement, subject to the limitations and qualifications set forth therein, represent our opinion as to the matters therein discussed.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any reference to us under the heading “The Merger – Material United States Federal Income Tax Consequences of the Merger” in the Proxy Statement-Prospectus.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Kilpatrick Townsend & Stockton LLP

Kilpatrick Townsend & Stockton LLP